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                          BNY TRUST COMPANY OF CANADA,

                                 AS DEPOSITARY

                                    - and -

                        OWNERS AND BENEFICIAL OWNERS OF
                    HOLDING COMPANY DEPOSITARY RECEIPTS FOR
                   COMMON SHARES OF CANADIAN PACIFIC LIMITED
                          AND DEPOSITORS OF SECURITIES

                                    - and -

                           MERRILL LYNCH CANADA INC.,
                      AS COORDINATOR AND INITIAL DEPOSITOR


                                ---------------

                               DEPOSIT AGREEMENT

                                ---------------

                             September 4, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE 1.

                                 INTERPRETATION

 1.1.   Definitions........................................................    1
 1.2.  Rules of Construction...............................................    5
 1.3.  Schedules...........................................................    5
 1.4.  Headings and Table of Contents......................................    5
 1.5.  Gender..............................................................    5
 1.6.  Invalidity of Provisions............................................    5
 1.7.  Governing Law.......................................................    6

                                   ARTICLE 2.

                            INITIAL DEPOSIT PROGRAM

 2.1.   Depositary.........................................................    6
 2.2.  Coordinator and Initial Depositor...................................    6
 2.3.  Consultation........................................................    6
 2.4.  Coordination of Deposits and Fees...................................    6
 2.5.  Initial Deposit Program.............................................    8
 2.6.  Compliance with Orders..............................................    8
 2.7.  Statements..........................................................    8
 2.8.  Termination.........................................................    8

                                   ARTICLE 3.

                  DEPOSIT OF SECURITIES AND ISSUE OF RECEIPTS

 3.1.   Deposit of Securities..............................................    8
 3.2.  Delivery of Receipts................................................    9
 3.3.  Acceptance by Depositary............................................    9
 3.4.  Beneficial Ownership of Securities..................................    9
 3.5.  Place of Custody....................................................    9
 3.6.  Book-Entry System...................................................    9
 3.7.  Termination of Book-Entry System....................................   10
 3.8.  Form of Receipts....................................................   10
 3.9.  Transfer of Receipts................................................   10
 3.10. Register............................................................   10
 3.11. Registration of Transfers...........................................   10
 3.12. Split-up of Certificates............................................   11
 3.13. Co-Transfer Agents..................................................   11

                                   ARTICLE 4.

                             SURRENDER OF RECEIPTS

 4.1.  Surrender of Receipts...............................................   11
 4.2.  Delivery of Underlying Securities...................................   11
 4.3.  Requirements For Delivery of Underlying Securities..................   11
 4.4.  Cancellation and Destruction of Surrendered Certificates............   11

                               DEPOSIT AGREEMENT

       THIS AGREEMENT is made as of the 4th day of September, 2001,


BETWEEN:

         BNY TRUST COMPANY OF CANADA, a trust company formed under the laws of Canada

         (referred to in this Agreement as the "Depositary")

         - and -

         each Depositor, Owner and Beneficial Owner (each as defined in this Agreement)

         - and -

         MERRILL LYNCH CANADA INC., a corporation incorporated under the laws of Canada

         ("Merrill Lynch")

RECITALS:

     A. Canadian Pacific Limited, a corporation organized under the laws of Canada, has announced a plan to split into five separate public companies (namely, PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Fairmont Hotels & Resorts Inc. and to distribute shares of such companies to its shareholders in respect of their common shares;

     B. The parties wish to provide for the deposit with the Depositary prior to the Reorganization of common shares of Canadian Pacific Limited and thereafter of the securities of the Successor Companies, which will be received in respect of such shares or that such shares will become in the Reorganization, the creation of Receipts representing the Securities so deposited and the execution and delivery of certificates evidencing the Receipts;

     C. Merrill Lynch desires to co-ordinate, promote and commence the deposit of Securities hereunder during the Initial Deposit Period; and

     D. The parties wish to establish the form of the certificates evidencing the Receipts.

     NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1

                                Interpretation

1.1. Definitions

     In this Agreement,

         1.1.1. "Additional Securities" means any securities that are, or that are the same class as, securities that are issued in respect of, in conversion of or in exchange for Underlying Securities including distributions in connection with an event of the type referred to in sections 7.5.1, 7.6.1 or 7.7, but only if such class of securities is (i) registered under section 12 of the Securities Exchange Act of 1934, as amended, (ii) issued by a reporting issuer under the Securities Act (Ontario), and (iii) listed for trading on (x) a Canadian national securities exchange and (y) either a United States national securities exchange or through NASDAQ;

         1.1.2. "Aggregate Coordination Fee" means the aggregate coordination fee received by the Depositary in connection with the delivery of CP Shares during the Initial Deposit Period and held by the Depositary as of the date of payment of such fee to Merrill Lynch;

         1.1.3. "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement as a whole and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement;

         1.1.4. "Beneficial Owner" means any person owning a beneficial interest in any Security or Receipt;

         1.1.5. "Book-Entry System" means the book-entry settlement system maintained by CDS;

         1.1.6. "Business Day" means any day other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

         1.1.7. "Canadian Disclosure Document" means the disclosure document used in connection with the offer of the Receipts in Canada pursuant to a prospectus exemption from applicable Canadian securities regulatory authorities;

         1.1.8. "Canadian Securities Laws" means all statutes and regulations applicable to the trading of securities in any province or territory of Canada, including applicable rules, policy statements and blanket rulings and orders promulgated by Canadian securities regulatory authorities and including all decisions or orders of Canadian securities regulatory authorities applicable to the Receipts;

         1.1.9. "CDS" means The Canadian Depositary for Securities Limited, its nominees and their respective successors;

         1.1.10. "CDS Participant" means a Person such as DTC, an investment dealer or a financial institution that has an account with CDS;

         1.1.11. "Closing Date" means the Business Day after the last day of the Initial Deposit Period;

         1.1.12. "CP Shares" means common shares of Canadian Pacific Limited prior to completion of the Reorganization;

         1.1.13. "Deliver" means (a) when used with respect to Securities, either (i) one or more book-entry transfers of such Securities to an account at CDS designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the case of Securities for which the Book-Entry System is not available, the delivery of certificates evidencing such Securities to the Person entitled to such delivery, duly endorsed for transfer or accompanied by proper instruments of transfer in form acceptable to the Person entitled to such delivery and (b) when used with respect to Receipts, either (i) one or more book-entry transfers of Receipts to an account at CDS designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the event CDS ceases to make the Book-Entry System available for the Receipts, execution and delivery at the Office of the Depositary of one or more certificates evidencing such Receipts;

         1.1.14. "Depositary" means BNY Trust Company of Canada, a trust company formed under the laws of Canada, or any successor as Depositary under this Agreement;

         1.1.15. "Depositor" means any Person who deposits Securities with the Depositary either for its own account or on behalf of another Person who is the Owner or Beneficial Owner of such Securities;

         1.1.16. "DTC" means The Depositary Trust Company, its nominees and their respective successors;

         1.1.17. "DTC Participant" means a Person such as an investment dealer or a financial institution that has an account with DTC;

         1.1.18. "Foreign Currency" shall have the meaning ascribed to such term in section 7.10.


         1.1.19. "Governmental Entity" means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign,
    (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;


         1.1.20. "Initial Deposit Amount" means 2,500 CP Shares;


         1.1.21. "Initial Deposit Period" means the period from the date on which the prospectus, Canadian Disclosure Document or similar document prepared in connection with the issuance of Receipts is first sent to holders of CP Shares until September 26, 2001 or such later date prior to the commencement date of the Reorganization as will be agreed by Merrill Lynch and the Depositary;


         1.1.22. "Initial Deposit Program" means the program for the deposit of Securities during the Initial Deposit Period, as coordinated and promoted by Merrill Lynch in accordance with this Agreement;


         1.1.23. "Laws" means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, statutory body (including The Toronto Stock Exchange and other exchanges) or self-regulatory organization (including NASDAQ, the New York Stock Exchange and other exchanges), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;


         1.1.24. "NASDAQ" means the Nasdaq National Market System;


         1.1.25. "Noon Rate" means the Bank of Canada daily noon rate, expressed as an amount of Canadian dollars per one United States dollar;


         1.1.26. "Office of the Depositary" means the office of the Depositary at which its depositary receipt business is administered which, at the date of this Agreement, is 4 King Street West, Suite 1101, Toronto, Ontario M5H 1B6;


         1.1.27. "Order" means a written order or request;


         1.1.28. "Owner" means any Person in whose name a Receipt is registered on the books of the Depositary maintained for that purpose;


         1.1.29. "Ownership" means the registered ownership on the books of the Depositary of Securities or a Receipt;

         1.1.30 . "Payment Currency" shall have the meaning ascribed to such term in section 7.10.


         1.1.31 . "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof;


         1.1.32. "prospectus", unless the context otherwise requires, includes a registration statement;


         1.1.33. "qualify," "qualified" and "qualification" refer to (i) the qualification under Canadian Securities Laws of a prospectus in respect of a distribution or distribution to the public, as the case may be, of securities and (ii) a registration effected by preparing and filing a registration statement under the United States Securities Act of 1933, as amended, (including a prospectus) in compliance with U.S. Securities Laws, and the declaration or ordering of the effectiveness of such registration statement, provided that no stop order or other order suspending the effectiveness of such registration statement is in effect;


         1.1.34. "Receipt" means a Holding Company Depositary Receipt for common shares of Canadian Pacific Limited issued under this Agreement and that represents the Owner's right to receive the Underlying Securities held by the Depositary under this Agreement;


         1.1.35. "Reclassification Event" means any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Underlying Securities, or any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any Underlying Security in circumstances where the provisions of sections 7.5 and 7.6 do not apply;


         1.1.36. "Reorganization" means the announced plan of reorganization of Canadian Pacific Limited to split into the Successor Companies and to distribute the shares of the Successor Companies to its shareholders;


         1.1.37. "Restricted Securities" means Securities that (i) are subject to resale restrictions under Canadian Securities Laws, (ii) have been acquired directly or indirectly from the issuer or its affiliates (as defined in Rule 144 under the United States Securities Act of 1933, as amended) in a transaction or chain of transactions not involving any public offering, or that are held by an officer or director (or person performing similar functions) or other affiliate of the issuer, or (iii) would require qualification in connection with the public offer and sale thereof, or that are subject to other restrictions on sale or deposit under a shareholder agreement or the corporate documents of the issuer;


         1.1.38. "SEC" means the Securities and Exchange Commission of the United States or any successor Governmental Entity in the United States;


         1.1.39. "Securities" means, as long as such securities are (i) registered under section 12 of the Securities Exchange Act of 1934, as amended, (ii) issued by a reporting issuer under the Securities Act (Ontario), and (iii) listed on (x) a Canadian national securities exchange and (y) either on a United States national securities exchange or through NASDAQ:


                1.1.37.1. prior to the completion of the Reorganization, CP Shares; and

                1.1.37.2. after the completion of the Reorganization, (i) the securities of the Successor Companies that will be distributed in respect of CP Shares in the Reorganization or that CP Shares will become in the Reorganization and (ii) Additional Securities, in the case of (i) and (ii), any of which must be deposited under this Agreement for issuance of Receipts;

         1.1.40. "Securities Issuer" means prior to the completion of the Reorganization, Canadian Pacific Limited, and thereafter, as of any time, the issuer of a class of Securities;


         1.1.41. "Securities Laws" means Canadian Securities Laws and U.S. Securities Laws;

         1.1.42. "Securities Registrar" means the entity that presently carries out the duties of registrar for any Securities or any successor as registrar for any Securities and any other appointed agent of a Securities Issuer for the transfer and registration of Securities;


         1.1.43. "Successor Companies" means any of the separate public companies that result from the Reorganization and/or interests which Canadian Pacific Limited distributes in the Reorganization;


         1.1.44. "Surrender" means, when used with respect to Receipts, (a) one or more book-entry transfers of Receipts to the CDS account of the Depositary or (b) the surrender to the Depositary at the Office of the Depositary of one or more certificates evidencing such Receipts, in either case for the purposes of withdrawal of Underlying Securities, and "Surrendered" has a corresponding meaning;


         1.1.45. "Underlying Securities" means, as of any time, Securities that are deposited with the Depositary for the issuance of Receipts and are at such time held under this Agreement and any other securities, property or cash received by the Depositary in respect thereof and at such time held hereunder; and


         1.1.46. "U.S. Securities Laws" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder and the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.


1.2. Rules of Construction

     Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) "or" is not exclusive;

         (c) "including" means including without limitation; and

         (d) words in the singular include the plural and words in the plural include the singular.

1.3. Schedules

     The following are the schedules attached to this Agreement:

         Schedule 3.8--Form of Receipt
         Schedule 11.4--Form of Audited Schedules

1.4. Headings and Table of Contents

     The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and will not affect the construction or interpretation hereof.

1.5. Gender

     In this Agreement, unless the context otherwise requires, words importing gender include all genders.

1.6. Invalidity of Provisions

     To the extent permitted by applicable Laws, each of the provisions contained in this Agreement and the Receipts is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or of the Receipts. To the extent permitted by applicable Laws, the parties waive any Laws which render any provision of this Agreement or the Receipts invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7. Governing Law

      This Agreement and the Receipts will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                                   ARTICLE 2

                            Initial Deposit Program

2.1. Depositary

      The Depositary hereby agrees to act as the depositary for the Receipts, subject to the terms and conditions hereof. The Depositary agrees that it will not, as depositary or in a similar capacity, (i) sponsor or participate in any other program or (ii) enter into any other agreement in connection with any instrument, in either case designed to evidence ownership of or represent the Securities in a single trading instrument.

2.2. Coordinator and Initial Depositor

      Merrill Lynch hereby agrees to act as the coordinator and initial depositor with respect to the Initial Deposit Program subject to the terms and conditions hereof. Merrill Lynch hereby agrees to coordinate and promote the deposit of Securities hereunder during the Initial Deposit Period and to solicit the deposit of Securities during the Initial Deposit Program in compliance with applicable Laws. In addition, Merrill Lynch hereby agrees to deposit with the Depositary as of the date of commencement of the Initial Deposit Period, the Initial Deposit Amount to receive Receipts, when issued. Notwithstanding anything herein to the contrary, the Depositary will not be required to and will not accept any deposits of CP Shares in accordance with the terms and conditions hereof until such time as the Depositary has received the Initial Deposit Amount from Merrill Lynch.

2.3. Consultation

      Merrill Lynch shall consult with the Depositary in connection with the activities of Merrill Lynch in preparing informational, promotional and marketing materials regarding the Initial Deposit Program and the Receipts for brokers, dealers, commercial banks and trust companies and other persons, including the Owners and Beneficial Owners.

2.4. Coordination of Deposits and Fees

      2.4.1. Prior to the Reorganization, one CP Share will be required to be deposited in order to receive one Receipt.

      2.4.2. Subject to the terms and conditions of this Agreement, the Depositary will, prior to the Reorganization, (i) receive deposits of CP Shares that are accompanied by (A) any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Agreement, and (B) if the Depositary requires, an Order directing the Depositary to execute and deliver to, or upon an Order of, the Person or Persons stated in such Order, a Receipt or Receipts representing such deposit, and (ii) during the

Initial Deposit Period, receive and pay out coordination fees payable by or on behalf of Depositors as charged by Merrill Lynch in consideration for coordinating, promoting and soliciting such deposits, as follows:

          2.4.2.1. During the Initial Deposit Period, CP Shares may be deposited with the Depositary, along with a cash payment equal to the applicable coordination fee. In respect of each CP Share deposited and not validly withdrawn prior to the expiration of the Initial Deposit Period, Merrill Lynch will be entitled to receive from or on behalf of Depositors a cash payment of the coordination fee. In addition, a dealer fee may be accepted by a broker or dealer depositing CP Shares on behalf of a Beneficial Owner in the case of deposits of up to 9,999 CP Shares on behalf of any one Beneficial Owner. The Depositary will not accept deposits of CP Shares that are not accompanied by payment of the applicable coordination fee. However, the Depositary will in no way be obligated to determine if a depositing broker or dealer is entitled to a dealer fee. The amounts of the coordination fee and the dealer fee, if applicable, are set forth below:

          If the coordination fee and dealer fee, if applicable, are paid in U.S. dollars:

               Number of CP Shares
            Deposited by a Beneficial      Coordination Fee       Dealer Fee per
                      Owner                  per CP Share            CP Share
            -------------------------      ----------------       --------------
             Up to - 2,499                    U.S.$0.10             U.S.$0.20
             2,500 - 9,999                    U.S.$0.10             U.S.$0.10
            10,000 - 99,999                   U.S.$0.10                N/A
            100,000 or more                   U.S.$0.05                N/A

    If the coordination fee and dealer fee, if applicable, are paid in Canadian dollars the fees will be the approximate Canadian dollar equivalent of the U.S. dollar fee, as determined by Merrill Lynch prior to the start of the Initial Deposit Period. In order to qualify for the reduced U.S.$0.05 coordination fee, depositors of 100,000 or more CP Shares must certify that they are eligible for the reduced coordination fee by following the procedures established by the Depositary at the time they deposit CP Shares.

          2.4.2.2. The Depositary may refuse to accept CP Shares presented for deposit at any time, whether or not the transfer books of the Securities Issuer or the Securities Registrar, if applicable, are closed, that are not accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Depositary of any dividend or right to subscribe for Additional Securities or to receive other property which any person in whose name the Securities are or have been recorded may thereafter receive upon or in respect of such deposited Securities, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

          2.4.2.3. If during the Initial Deposit Period the Depositary receives notice from a Depositor that such Person wishes to withdraw any or all of the CP Shares so deposited, the Depositary will, subject to the terms and conditions of this Agreement, Deliver to or upon the Order of that Person the number of CP Shares withdrawn. Such Delivery shall be made without unreasonable delay. Upon receiving notice of withdrawal from a Depositor of CP Shares, the Depositary will make arrangements to return to the Depositor who made the deposit the coordination fee the Depositary received with respect to such withdrawn deposit as soon as is practicable.

          2.4.2.4. On the Closing Date, the Depositary will, at the direction of Merrill Lynch: (a) Deliver Receipts to or upon the Order of the Depositor(s) who have deposited and not withdrawn CP Shares and have paid applicable fees on their own behalf or on behalf of Beneficial Owners and (b) deliver to Merrill Lynch the Aggregate Coordination Fee by wire transfer of immediately available funds; Merrill Lynch shall designate a bank account for that purpose by notice to the Depositary no less than two Business Days prior to the end of the Initial Deposit Period.

2.5. Initial Deposit Program

      The duties, responsibilities and obligations of the parties with respect to the Initial Deposit Program hereto will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. The Depositary will not be required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, other than the payment of its out-of-pocket expenses in connection with acting as Depositary in connection with the Initial Deposit Program.

2.6. Compliance with Orders

      If at any time prior to the issuance of Receipts the Depositary or Merrill Lynch is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any property held by the Depositary hereunder (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of such property), such party is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if such party complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, such party will not be liable to any of the other parties hereto or to any other Person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

2.7. Statements

      During the Initial Deposit Period, the Depositary will provide to Merrill Lynch periodic statements not less often than weekly identifying transactions, transfers or holdings of any property received, held or delivered hereunder; provided that in the 10 Business Days prior to the Closing Date, such statements will be provided to Merrill Lynch daily.

2.8. Termination

      Unless this Agreement is earlier terminated in accordance with section
13.2 or 13.3, the Initial Deposit Program will terminate at the end of the Initial Deposit Period.

                                   ARTICLE 3

                  Deposit of Securities and Issue of Receipts

3.1. Deposit of Securities

      3.1.1. From time to time after the termination of the Initial Deposit Program and subject to the terms and conditions of this Agreement, a Depositor may deposit Securities in the classes and amount specified in section 3.1.2 below by Delivery thereof to the Depositary, together with, if the Depositary so requires, an Order directing the Depositary to Deliver to, or upon the Order of, the Person or Persons stated in such Order, a Receipt or Receipts for the number of Securities so deposited.

      3.1.2. Prior to the Reorganization, one CP Share will be required to be deposited in order to receive one Receipt. After the Reorganization, the Securities that must be deposited at any time in order to receive one Receipt will be the classes and amount of shares of the Successor Companies that, as of the time of deposit, have resulted from one CP Share in the Reorganization or that one CP Share has become in the Reorganization provided, however, that if securities cease to be outstanding because of an event described in section
7.6.1 or

7.7, are retained by the Depositary pursuant to section 7.5.1 or 7.7 or are distributed or surrendered by the Depositary pursuant to section 7.6 or 7.7, the classes and number of Securities that must be deposited in order to receive one Receipt will be changed as provided in such sections. After the Reorganization, the Depositary may require a minimum deposit of Securities so that the Receipts issued in respect of each deposit will only represent, in the aggregate, whole Underlying Securities.

3.2. Delivery of Receipts

      Upon receipt by the Depositary of any deposit pursuant to section 3.1, the Depositary, subject to the terms and conditions hereof, will Deliver to or upon the Order of the Person who made the deposit the number of Receipts issuable in respect of such deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary as provided in section 8.5 and of all taxes and governmental charges and fees payable in connection with such deposit.

3.3. Acceptance by Depositary

      The Depositary will hold the Underlying Securities on behalf of the Owners for the purposes, and subject to and limited by the terms and conditions set forth in this Agreement.

3.4. Beneficial Ownership of Securities

      Beneficial ownership of Securities deposited with the Depositary hereunder will, unless a Receipt representing such Securities is transferred in accordance with this Agreement, at all times remain with the Beneficial Owner unaffected by the deposit with the Depositary.

3.5. Place of Custody

      Underlying Securities may be held by the Depositary in Canada at such place and in such manner as the Depositary will determine.

3.6. Book-Entry System

      3.6.1. The Depositary will apply to CDS for acceptance of the Receipts in its Book-Entry System. So long as the Receipts are eligible for the Book-Entry System, unless otherwise required by law and notwithstanding anything to the contrary in this Agreement, all Receipts shall be evidenced by one or more global certificates registered in the name of CDS or its nominee and no Person acquiring beneficial ownership of such Receipts will receive or be entitled to receive a certificate evidencing Receipts. The global certificates registered in the name of CDS or its nominee shall bear the following legend:

      "Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to BNY Trust Company of Canada for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein."

      3.6.2. Ownership of beneficial interests in Receipts evidenced by such global certificate or certificates will be shown on, and the transfer of such ownership shall be effected only through, records maintained by CDS, CDS Participants or DTC Participants.

3.7. Termination of Book-Entry System

      If, at any time when Receipts are evidenced by a global certificate, CDS ceases to make its Book-Entry System available for such Receipts, the Depositary will issue separate certificates evidencing Receipts to the CDS Participants entitled thereto, with such additions, deletions and modifications to this Agreement and to the form of certificate evidencing Receipts as Merrill Lynch and the Depositary may, from time to time, agree.

3.8. Form of Receipts

      3.8.1. The certificates evidencing Receipts will be substantially in the form set forth in Schedule 3.8, with appropriate modifications after completion of the Reorganization and as hereinafter provided. The certificates evidencing Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Depositary or required to comply with any applicable Laws or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities or the Receipts are subject by reason of the date of issuance of the Securities or otherwise.

      3.8.2. No Receipt will be valid or obligatory for any purpose unless a certificate evidencing such Receipt will have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.

      3.8.3. Certificates evidencing Receipts bearing the manual or facsimile signature of a signatory of the Depositary who was at the time such certificates were executed a duly authorized signatory of the Depositary will bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such certificates.

      3.8.4. From time to time, the Depositary may call for Owners to deliver outstanding certificates evidencing Receipts in exchange for new certificates specifically describing any applicable change in the classes and quantities of securities that must be deposited for issuance of Receipts.

3.9. Transfer of Receipts

      A certificate evidencing Receipts and the Receipts evidenced thereby, when properly endorsed or accompanied by proper instruments of transfer, will be transferable by Delivery with the same effect as in the case of a negotiable instrument under the laws of Ontario; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner of Receipts as the absolute owner thereof for the purpose of determining the Person entitled to distribution of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.

3.10. Register

      The Depositary will keep or cause to be kept a register of Owners of Receipts and will provide for the registration of Receipts and the registration of transfers and exchanges of Receipts.

3.11. Registration of Transfers

      The Depositary, subject to the terms and conditions hereof, will register transfers of Ownership of Receipts on its transfer books from time to time, upon any Surrender of a certificate evidencing such Receipts, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable Laws. Thereupon the Depositary will execute a new certificate or certificates evidencing such Receipts, and deliver the same to or upon the Order of the Person entitled thereto.

3.12. Split-up of Certificates

     Upon surrender to the Depositary at the Office of the Depositary of a certificate evidencing Receipts for the purposes of effecting a split-up or combination of such certificate or certificates, the Depositary will execute and deliver one or more new certificate or certificates evidencing such Receipts.

3.13. Co-Transfer Agents

     The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable Laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

                                   ARTICLE 4

                             Surrender of Receipts

4.1. Surrender of Receipts

     An Owner of Receipts will be entitled to Delivery of the amounts of Underlying Securities at the time represented by those Receipts upon (a) Surrender of those Receipts, (b) payment of the fees of the Depositary as provided in section 8.5 and (c) payment of all taxes and charges payable in connection with such Surrender and withdrawal of the Underlying Securities.

4.2. Delivery of Underlying Securities

     4.2.1. Delivery of Underlying Securities under section 4.1 may be made by:

         (a) Delivery of Securities to such Owner or in accordance with an Order by such Owner; and

         (b) any available form of delivery of any other Underlying Securities to which such Owner is then entitled to such Owner or in accordance with an Order by such Owner.

     4.2.2. The Depositary will, subject to sections 5.3, 6.1, 6.2 and 7.12, Deliver the Underlying Securities as promptly as practicable.


4.3. Requirements For Delivery of Underlying Securities

     A certificate evidencing Receipts Surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner will execute and deliver to the Depositary an Order directing the Depositary to cause the Underlying Securities being withdrawn to be Delivered to or upon the Order of a Person or Persons designated in such Order. Thereupon the Depositary shall Deliver at the Office of the Depositary, subject to sections 5.1, 6.1, 6.2 and 7.12 and to the other terms and conditions of this Agreement, to or upon the Order of a Person or Persons designated in such Order delivered to the Depositary as above provided, the amount of Underlying Securities represented by such Receipts.

4.4. Cancellation and Destruction of Surrendered Certificates

     All certificates evidencing Receipts Surrendered to the Depositary will be cancelled by the Depositary. The Depositary is authorized to destroy certificates so cancelled.

                                   ARTICLE 5

          Additional Provisions for Deposit and Surrender of Receipts

5.1. Limitations on Delivery, Registration of Transfer and Surrender of
Receipts

      As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Receipt, the Depositary may require:
(a) payment from or on behalf of the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse the Depositary for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn); (b) payment of any applicable fees as herein provided;
(c) production of proof satisfactory to the Depositary as to the identity and genuineness of any signature; and (d) compliance with any requirements the Depositary may establish consistent with the provisions of this Agreement.

5.2. Suspension of Deposit and Surrender of Receipts

      The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts may be suspended, generally or in particular instances, (a) during any period when the transfer books of the Depositary are closed or the transfer books of a Securities Issuer are closed or (b) if any such action is deemed necessary or advisable by the Depositary at any time or from time to time, provided that the Surrender of Receipts may not be suspended except for (i) temporary delays caused by closing the transfer books of the Depositary or a Securities Issuer, (ii) the payment of fees, taxes and applicable charges, and (iii) compliance with any applicable Laws relating to the Receipts or to the withdrawal of the Underlying Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit hereunder any Securities required to be qualified under Securities Laws or Deliver any Receipts therefor unless the public offer and sale of those Securities by the holder is permitted under Securities Laws.

5.3. Lost Certificates

      If any certificate evidencing Receipts is mutilated, destroyed, lost or stolen, the Depositary will execute and deliver a new certificate in exchange and substitution for such mutilated certificate upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen certificate. Before the Depositary will execute and deliver a new certificate in substitution for a destroyed, lost or stolen certificate, the Owner will have
(a) filed with the Depositary (i) an Order for such execution and delivery and
(ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Depositary. The Depositary will not execute and deliver a new certificate if the Depositary has notice that the Receipts have been acquired by a good faith purchaser.

                                   ARTICLE 6

        Certain Obligations of Owners, Beneficial Owners and Depositors

6.1. Filing Proofs, Certificates and Other Information

      Any Depositor of Securities or any Owner of Receipts may be required from time to time to (a) file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer, (b) execute such certificates and (c) make such representations and warranties, as the Depositary may require. The Depositary may withhold the Delivery or registration of transfer of any Receipts or the Delivery of any Underlying Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

6.2. Liability of Owner for Taxes and Other Charges

      If any tax or other charge will become payable by the Depositary with respect to any Receipts or Underlying Securities, such tax or other charge will be payable by the Owner of such Receipts to the Depositary. The Depositary will refuse to effect any transfer of such Receipts or any withdrawal of Underlying Securities represented by such Receipts until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Underlying Securities constituting any multiples of the securities which must be deposited for issuance of Receipts, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other charge and the Owner of such Receipts will remain liable for any deficiency.

6.3. Warranties on Deposit of Securities

      Every Depositor of Securities will be deemed to represent and warrant that: (a) such Securities and each certificate therefor are validly issued and are fully paid and non assessable; (b) the Depositor is duly authorized to deposit the Securities; (c) at the time of Delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created hereby); and (d) such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties will survive the deposit of Securities, issuance of Receipts or termination of this Agreement.

6.4. Authorization of Depositary

      Every Depositor and every Person that becomes an Owner or Beneficial Owner will be deemed thereby to authorize the Depositary to execute and deliver this Agreement on that Person's behalf and will be deemed to be bound hereby as if the Person was an original signatory hereto.

                                   ARTICLE 7

                           The Underlying Securities

7.1. Reports

      The Depositary will, to the extent lawful, forward to each Owner, including with respect to fractional interests in the Underlying Securities represented by such Owner's Receipt, any reports and communications, including any financial statements, information circular, proxy statement or other soliciting material, received by the Depositary from a Securities Issuer which are received by the Depositary as the holder of the Underlying Securities or its appointed agent, unless such reports and communications have been forwarded to such Owner by or on behalf of such Securities Issuer or its appointed agent.

7.2. Voting Instructions for Underlying Securities

      7.2.1. Upon receipt by the Depositary or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Underlying Securities, the Depositary will, to the extent lawful, mail or cause to be mailed to the Owners (a) such information as is contained in such notice of meeting or solicitation and (b) materials that enable the Owners as of the close of business on a specified record date, subject to applicable Laws and the provisions of the corporate documents of the Securities Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Underlying Securities represented by their respective Receipts.

      7.2.2. Upon the Order of an Owner of a Receipt, received on or before a date established by the Depositary for such purpose, the Depositary will endeavour, insofar as feasible, to (i) vote or cause to be voted, or to give a proxy, as applicable, in respect of, the amount of Underlying Securities represented by such Receipt in accordance with the instructions set forth in such request or (ii) upon the request of an Owner, provide that Owner (or a person designated by that Owner) with documentation necessary to attend that meeting of the holders of Underlying Securities and vote any number of those Underlying Securities requested by that Owner that does not exceed the number of those Underlying Securities represented by that Owner's Receipts and as to which that Owner has not given voting instructions to the Depositary. The Depositary will aggregate the votes of all fractional interests in Underlying Securities represented by the Receipts and will endeavour to vote the largest possible number of whole shares of Underlying Securities. The Depositary will not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Underlying Securities other than in accordance with such instructions. Notwithstanding anything herein to the contrary, the Depositary will not be required to vote any fractional remainder on the aggregate Underlying Securities voted pursuant to this Section 7.2.2.

7.3. Cash Distributions

      7.3.1. Subject to sections 7.3.2 and 7.10, whenever the Depositary receives any cash dividend or other cash distribution on any Underlying Securities, the Depositary will distribute the amount received (net of the fees of the Depositary as provided in section 8.5, if applicable) to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the respective Securities Issuer or the Depositary is required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owners will be reduced accordingly.

      7.3.2. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts will be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

7.4. Rights Offerings

      7.4.1. If a Securities Issuer offers or causes to be offered to the holders of any Underlying Securities any rights to subscribe for Additional Securities or other securities, the Depositary will make such rights available to all Owners, unless by the terms of such rights offering or for any other reason it is not lawful or is not practicable for the Depositary to make such rights available in which case the Depositary will, if lawful and feasible, use reasonable efforts to dispose of such rights on behalf of Owners and distribute the net proceeds (after deduction of any expenses of the Depositary and any fees as provided in section 8.5) to Owners. If by the terms of such rights offering or for any other reason it is not lawful and feasible for the Depositary to make the rights available or to dispose of the rights and make the net proceeds available to Owners, the Depositary will allow the rights to lapse.

      7.4.2. For greater certainty, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from qualification under Securities Laws with respect to a distribution to all Owners or are qualified under the provisions of such laws.

      7.4.3. The Depositary will not be responsible for any error in determining, in good faith, whether it is lawful or practicable to make such rights available to Owners in general or any Owner in particular.

7.5. Other Distributions

      7.5.1. If any distribution received by the Depositary in respect of any Underlying Securities consists of a dividend in, or free distribution of Additional Securities, the Depositary will, to the extent lawful and practicable, retain such Additional Securities under this Agreement, and the amount of such Additional

Securities so retained in respect of each Receipt will be added to the classes and quantities of securities that must be deposited for issuance of Receipts.

      7.5.2. Subject to the provisions of section 8.5, if the Depositary receives any distribution in respect of the Underlying Securities other than a distribution (i) distributed by the Depositary pursuant to section 7.3, (ii) retained by the Depositary pursuant to section 7.5.1 or (iii) of rights pursuant to section 7.4, then the Depositary will, subject to section 7.12, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that if such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities be qualified under Securities Laws in order to be distributed to Owners) such distribution is not lawful and feasible, the Depositary will adopt another equitable and practicable method for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (after deduction of any expenses of the Depositary and any fees as provided in section 8.5) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution pursuant to section 7.3.

7.6. Reconstitution Events

      7.6.1. If (a) any class of Securities ceases to be outstanding as a result of, or is surrendered by the Depositary in connection with, a merger, consolidation, corporate combination or other event of the Securities Issuer, and (b) as a result, the Depositary receives securities which are not Securities of a Successor Company or Additional Securities, then the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12, distribute any securities so received by the Depositary to the Owners in proportion to their ownership of Receipts. Effective on the date that class of Securities ceases to be outstanding or is surrendered by the Depositary, that class of Securities will cease to be part of the securities that must be deposited for issuance of Receipts.

      7.6.2. If any class of Underlying Securities is delisted from trading on its primary exchange or market in the United States or Canada and is not listed for trading on another national securities exchange in Canada or the United States or through NASDAQ, as the case may be, within five Business Days from the date of such delisting, the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12, distribute the Underlying Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities will cease to be a part of the securities that must be deposited for issuance of Receipts.

      7.6.3. In the event that any Securities Issuer no longer has a class of Securities registered under section 12 of the United States Securities and Exchange Act of 1934, as amended, or ceases to be a reporting issuer under the Securities Act (Ontario), the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities will cease to be part of the securities that must be deposited for issuance of Receipts.

      7.6.4. If the SEC determines that a Securities Issuer is an investment company under the United States Investment Company Act of 1940, and the Depositary has actual knowledge of such SEC determination, then the Depositary will, to the extent lawful and practicable and subject to section 7.12, distribute the Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, the Securities of such Securities Issuer will cease to be part of the securities that must be deposited for issuance of Receipts.

      7.6.5. If this section 7.6 would otherwise require the Depositary to distribute the last remaining Underlying Securities, the Depositary may require the Surrender of Receipts and compliance with Article 4, including payment of the fees of the Depositary as provided in section 8.5, as a condition of effecting the distribution.

7.7. Reclassification Event

      7.7.1. If a Reclassification Event occurs and the Depositary receives Securities in respect of any Underlying Securities in connection with such Reclassification Event, the Depositary will, to the extent lawful and practicable, retain such Securities under this Agreement; and, in such case, the amount of Securities so retained in respect of each Receipt will be added to the classes and quantities of securities which must be deposited with the Depositary for issuance of Receipts. If the Depositary receives securities that are not Securities in connection with a Reclassification Event then the Depositary will, to the extent lawful and practicable and subject to section 7.12, distribute any securities so received by the Depositary to the Owners in proportion to their Ownership of Receipts.

      7.7.2. Any class of Securities that ceases to be outstanding as a result of, or that is surrendered by the Depositary in connection with, any Reclassification Event will, effective on the date such class of Securities ceases to be outstanding or is surrendered by the Depositary, no longer be part of the securities that must be deposited for issuance of Receipts.

7.8. Fixing of Record Date

      7.8.1. Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever the Depositary receives notice of any meeting of, or solicitation of proxies from, holders of any Underlying Securities, or whenever a fee will be charged by the Depositary under section 8.5, or whenever for any reason there is an event that causes a change in the composition of the securities that must be deposited for issuance of Receipts, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date (a) for the determination of the Owners who will be (i) entitled to receive such dividend or distribution or the net proceeds of the sale thereof, (ii) entitled to give instructions to the Depositary for the exercise of voting rights at any such meeting or solicitation or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of securities.

      7.8.2. In the case of clause (a)(i) and (a)(ii) of section 7.8.1, the Depositary will use its reasonable efforts to ensure that, to the extent practicable, the record date set hereunder will be the same as the record date set by the Securities Issuer.

      7.8.3. Subject to the terms and conditions hereof, the Owners on a record date established by the Depositary will, as applicable: (a) be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or the net proceeds of sale thereof; (b) be entitled to give voting instructions or act in respect of any other such matter; or (c) be obligated to pay such fee.

7.9. Withholding

      In the event that the Depositary determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge that the Depositary is obligated to withhold, notwithstanding anything to the contrary herein, the Depositary may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Depositary considers necessary and practicable to pay any such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

7.10. Conversion to United States Dollars

      The parties hereto acknowledge that, as of the date hereof, payment of dividends by a Securities Issuer is expected to be made in Canadian Dollars. The Depositary shall distribute cash hereunder to each Owner in Canadian dollars or, if requested in writing by that Owner, in U.S. dollars (the currency to be distributed being referred to as the "Payment Currency"). To the extent the Depositary receives a currency other than the Payment Currency (that other currency being referred to as "Foreign Currency"), the Depositary shall act in accordance with the following provisions:

      7.10.1. Whenever the Depositary receives Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgement of the Depositary be converted on a reasonable basis into Payment Currency and the resulting Payment Currency transferred to Canada and distributed to the relevant Owners, the Depositary will convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Payment Currency, and such Payment Currency will be distributed to the Owners entitled thereto. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and will be net of any expenses of conversion incurred by the Depositary.


      7.10.2. If such conversion or distribution can be effected only with the approval or license of any Governmental Entity, the Depositary will file such application for approval or license, if any, as it may deem desirable.

      7.10.3. If at any time the Depositary shall determine that in its judgment any currency received by the Depositary that otherwise would be converted to Payment Currency under this section, is not convertible on a reasonable basis into Payment Currency transferable to Canada and distributable to the relevant Owners, or if any approval or license of any Governmental Entity which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary will either distribute the currency received by the Depositary to, or hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same. If any conversion of currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary will make such conversion and distribution in Payment Currency to the extent permissible to the Owners entitled thereto pro rata to their ownership of Receipts and will either distribute the balance of the currency received by the Depositary to, or hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto pro rata to their ownership of Receipts. Any currency held by the Depositary for the accounts of Owners entitled thereto in accordance with this section 7.10.3 shall be converted by the Depositary to Payment Currency and distributed as soon as reasonably practicable.


7.11. Timing of Distributions

      Distributions under this Agreement will be made by the Depositary as soon as is practicable.

7.12. Limitation on Distributions

      Notwithstanding any provision of this Agreement which requires or permits the Depositary to distribute or Deliver any securities to Owners, the Depositary will not distribute to any Owner any fraction of a share. Instead, the Depositary will, to the extent lawful, use reasonable efforts to sell the aggregate of such fractions and distribute the proceeds, net of the expenses of the Depositary and the fees of the Depositary as provided for in this Agreement, to the Owners entitled thereto as in the case of a distribution received in cash. The Depositary will not charge Owners or Beneficial Owners of Receipts brokerage fees for sales pursuant to this section 7.12 in connection with a surrender of Receipts under section 4.1.

                                   ARTICLE 8

                                 The Depositary

8.1. Maintenance of Office and Transfer Books by the Depositary

      Until termination of this Agreement:

          8.1.1. the Depositary will maintain in the City of Toronto, Ontario, facilities for the execution and Delivery, registration, registration of transfers and Surrender of Receipts in accordance with the provisions hereof;

          8.1.2. the Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times will be open for inspection by the Owners;

          8.1.3. subject to section 5.2, the Depositary may close the transfer books at any time or from time to time; and

          8.1.4. if any Receipts are listed on one or more stock exchanges, the Depositary will act as registrar or appoint a registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

8.2. Prevention or Delay in Performance by the Depositary

      Neither the Depositary nor any of its directors, employees, agents or affiliates will incur any liability to any Owner, Beneficial Owner or Depositor if, by reason of any provision of any present or future applicable Laws, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided will be done or performed. The Depositary will not incur any liability to any Owner, Beneficial Owner or Depositor by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided will or may be done or performed. Where, by the terms of an offering or distribution to which sections 7.4, 7.5 or 7.6 apply, or for any other reason, it is not lawful and practicable to make such distribution or offering available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse.

8.3. Obligations of the Depositary

      8.3.1. The Depositary does not assume any obligation nor will it be subject to any liability under this Agreement to any Owner, Beneficial Owner or Depositor (including, without limitation, liability with respect to the validity or worth of the Underlying Securities), except that it agrees to perform its obligations specifically set forth herein without negligence or bad faith, and no implied duties will be read into this Agreement against the Depositary.

      8.3.2. The Depositary is not under any obligation to prosecute any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts.

      8.3.3. The Depositary is not liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Owner or any other Person believed by it in good faith to be competent to give such advice or information.

      8.3.4. The Depositary is not responsible for any failure to carry out any instructions to vote any of the Underlying Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith.

      8.3.5. Except as specifically provided in section 7.1, the Depositary has no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer.

      8.3.6. The Depositary has no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided herein.

      8.3.7. The Depositary is not liable for any acts or omissions made by a successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

      8.3.8. The duties and responsibilities and liabilities of the Depositary are limited by, and are only those specifically set forth in, this Agreement.

8.4. Resignation or Removal of the Depositary; Appointment of Successor
Depositary

      8.4.1. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do, delivered to Merrill Lynch, and such resignation will take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding any other provision of this Agreement, any resignation of the Depositary shall not be effective until a duly appointed successor Depositary has agreed in an instrument in writing acceptable to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, acting reasonably, to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary in its capacity or related to its obligations as Depositary and The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively.


      8.4.2. If at any time the Depositary is in material breach of its obligations hereunder and the Depositary fails to cure such breach within 30 days after receipt by the Depositary of written notice from Owners of 25% or more of the outstanding Receipts or from Merrill Lynch specifying such default and requiring the Depositary to cure such default, Merrill Lynch, acting on behalf of the Owners, may remove the Depositary by written notice delivered to the Depositary in the manner provided in section 14.3, and such removal will take effect upon the appointment of the successor Depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding any other provision of this Agreement, any removal of the Depositary shall not be effective until a duly appointed successor Depositary has agreed in an instrument in writing acceptable to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, acting reasonably, to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary in its capacity or related to its obligations as Depositary and The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively.

      8.4.3. If the Depositary acting hereunder resigns or is removed, Merrill Lynch will use its reasonable efforts to appoint a successor Depositary, which will be a bank or trust company having an office in Canada and (i) will have the capital surplus set forth in Section 26(a)(1) of the United States Investment Company Act of 1940; (ii) will be affiliated with a U.S. bank that is a state-chartered bank that is a member of the Federal Reserve System; (iii) will be regulated as a trust company under the Canadian Trust and Loan Companies Act; and (iv) will be regulated by the Canadian Office of the Superintendent of Financial Institutions. Every successor Depositary will execute and deliver to its predecessor and to Merrill Lynch an instrument in writing accepting its appointment hereunder, and will execute and deliver to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, an instrument in writing acceptable to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, acting reasonably, pursuant to which such successor Depositary agrees to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary in its capacity or related to its obligations as Depositary and The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, and thereupon such successor Depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of Merrill Lynch, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, will duly assign, transfer and deliver all right, title and interest in the Underlying Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Such successor Depositary will promptly mail notice of its appointment to the Owners.


      8.4.4. Any corporation into or with which the Depositary may be merged, consolidated or converted will be the successor of such Depositary without the execution or filing of any document or any further act.

8.5. Charges of Depositary

      The following charges will be incurred by any Person depositing Securities or by any Person Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable:

          8.5.1. taxes and charges and other fees payable in respect of the Receipts or any Underlying Securities;

          8.5.2. fees payable in respect of the Receipts or any Underlying Securities assessed by third-party custodians, depositories, depositary banks or transfer agents;

          8.5.3. a fee of U.S.$0.10 or less per Receipt (provided that if the number of Receipts to be issued is not an integral multiple of 100, the aggregate fee will be calculated by rounding up the number of Receipts Delivered to the nearest 100) for the execution and Delivery of Receipts other than pursuant to the Initial Deposit Program; provided, however, that if such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the Business Day on which the Securities are deposited;

          8.5.4. a fee of U.S.$0.10 or less per Receipt for the Surrender of Receipts (provided that if the number of Receipts to be Surrendered is not an integral multiple of 100, the aggregate fee will be calculated by rounding up the number of Receipts Surrendered to the nearest 100); provided, however, that if such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the Business Day on which the Receipts are Surrendered;

          8.5.5. an annual fee that will accrue on the day Receipts are first issued and thereafter on the first day of each calendar year at a rate of $0.015 or less per Receipt per year for the Depositary's services hereunder (which fee will be assessed against Owners as of the date or dates set by the Depositary in accordance with section 7.8 and will be collected at the Depositary's discretion only by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that if (i) such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the date on which the Depositary calculates the fee and (ii) the total cash dividends and other cash distributions the record date for which falls in any calendar year are not sufficient to pay the fee under this section 8.5.5 for such year with respect to each Receipt, the Depositary will waive the unpaid portion of the fee payable with respect to such Receipt; and

          8.5.6. to the extent applicable, such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to section 7.10.


8.6. Retention of Documents

      The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term hereof at the times permitted by the laws or regulations governing the Depositary.

                                   ARTICLE 9

                                 Merrill Lynch

9.1. Prevention or Delay in Performance by Merrill Lynch

      Neither Merrill Lynch nor any of its directors, employees, agents or affiliates will incur any liability to any Owner, Beneficial Owner or Depositor if by reason of any provision of any present or future applicable Laws, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, Merrill Lynch is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided will be done or performed. Merrill Lynch will not incur any liability to any Owner, Beneficial Owner or Depositor by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

9.2. Obligations of Merrill Lynch

      9.2.1. Merrill Lynch does not assume any obligation nor will it be subject to any liability hereunder to any Owner, Beneficial Owner or Depositor (including, without limitation, liability with respect to the validity or worth of the Underlying Securities), except that it agrees to perform its obligations specifically set forth herein without negligence or bad faith.

      9.2.2. Merrill Lynch is not under any obligation to prosecute any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts.

      9.2.3. Merrill Lynch is not liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Owner or any other Person believed by it in good faith to be competent to give such advice or information.

      9.2.4. Merrill Lynch has no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided herein.

                                   ARTICLE 10

                                Indemnification

10.1. Indemnification of Merrill Lynch

      The Depositary shall indemnify Merrill Lynch, their directors, employees, agents and affiliates against, and holds each of them harmless from, any loss, liability, cost, expense or judgement (including, but not limited to, the fees and expenses of counsel) (collectively "Indemnified Amounts") (i) caused by the negligence or bad faith of the Depositary or (ii) arising out of any written information regarding the name and address of the Depositary furnished in writing to Merrill Lynch (and not materially changed or altered) expressly for use in a prospectus relating to the Receipts or the Canadian Disclosure Document or similar document.

10.2. Indemnification of the Depositary

      Merrill Lynch shall indemnify the Depositary, its directors, employees, agents and affiliates against, and hold each of them harmless from, any Indemnified Amounts that are incurred by any of them and that arise out of (a) acts performed or omitted pursuant to the provisions hereof, as it may be amended, modified or supplemented from time to time, (b) any filings with or submissions to the SEC or Canadian securities regulatory authorities in connection with or with respect to the Receipts (including any prospectus (or the Canadian Disclosure Document or similar document used to offer the Receipts in Canada and any amendments or supplements thereto filed with or submitted to the SEC or Canadian securities regulatory authorities or any periodic reports or updates that may be filed under Securities Laws), or (c) any failure to make any filings or submissions to the SEC or Canadian securities regulatory authorities which are required to be made in connection with or with respect to the Receipts, except that Merrill Lynch shall not have any obligations under this section 10.2 to pay Indemnified Amounts incurred as a result of and attributable to (i) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Depositary, (ii) written information regarding the name and address of the Depositary furnished in writing to Merrill Lynch (and not materially changed or altered) expressly for use in the prospectus (or the Canadian Disclosure Document or similar document used to offer the Receipts in Canada) filed with or submitted to the SEC or Canadian securities regulatory authorities relating to the Receipts, or (iii) any misrepresentations or omissions made by a Depositor (other than Merrill Lynch) in connection with such Depositor's offer and sale of Receipts.

10.3. Indemnification Not Available or Sufficient

      If the indemnification provided for in this section is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party will contribute to the Indemnified Amounts referred to in section 10.1 or 10.2, as the case may be, (i) in such proportion as is appropriate to reflect the relative benefits received by Merrill Lynch on the one hand and the Depositary on the other hand from the offering of the Receipts which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Merrill Lynch on the one hand and the Depositary on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative benefits received by Merrill Lynch on the one hand and the Depositary on the other will be deemed to be in the same proportions as the total fees from the offering of the Receipts which are the subject of the action (before deducting expenses) received by Merrill Lynch bear to the total fees received by the Depositary from the offering of such Receipts. The relative fault will be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by Merrill Lynch or the Depositary and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this section 10.3 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this section 10.3.

                                   ARTICLE 11

                             Securities Law Filings

11.1. Qualification of Receipts

      11.1.1. Merrill Lynch has prepared and filed or submitted (A) a registration statement under the United States Securities Act of 1933, as amended (including a prospectus) with the SEC for the Receipts and (B) the Canadian Disclosure Document, and Merrill Lynch represents and warrants to the Depositary that these documents do not contain an untrue statement of a material fact or omit to state any material fact that is required to be stated or that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      11.1.2. So long as this Agreement remains in effect, Merrill Lynch will:

          11.1.2.1. take such action as is necessary from time to time to qualify or exempt from qualification the Receipts for offering and sale on a continuous basis under Securities Laws, including the preparation and filing of amendments and supplements to such registration statement, prospectus, Canadian Disclosure Document or similar document and obtaining and satisfying the conditions of any necessary exemption;

          11.1.2.2. promptly notify the Depositary of any amendment or supplement to the registration statement, prospectus, Canadian Disclosure Document or similar document, of any order preventing or suspending the use of the registration statement, prospectus, Canadian Disclosure Document or similar document, of any request for the amending or supplementing of the registration statement, prospectus, Canadian Disclosure Document or similar document or if any event or circumstance occurs which is known to Merrill Lynch as a result of which the registration statement, prospectus, Canadian Disclosure Document or similar document, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          11.1.2.3. provide the Depositary from time to time with copies, including copies in electronic form, of the registration statement, prospectus, Canadian Disclosure Document or similar document, as amended and supplemented, in such quantities as the Depositary may reasonably request; and

          11.1.2.4. in addition to its obligations in section 11.4 hereof, prepare and file any periodic reports or updates that may be required under applicable Securities Laws and, without limiting the foregoing, will prepare and file the following in Ontario on the System for Electronic Document Analysis and Retrieval of the Canadian Securities
    Administrators: (A) while it is used in connection with the issuance of Receipts, the Canadian Disclosure Document; and (B) reports on Form 8-K filed with the SEC (or similar forms) with respect to the Receipts quarterly or periodically if the Receipts are subject to a major event; and (C) the documents required by section 11.4.

11.2. Prospectus Delivery

      The Depositary will, if required by Securities Laws, in any manner permitted by such Laws, deliver at the time of issuance of Receipts, a copy of the relevant prospectus, Canadian Disclosure Document or similar document, as most recently furnished to it by Merrill Lynch for that purpose, to each Person depositing Securities for the issuance of Receipts.

11.3. Listing of Receipts

      The Depositary will apply for the listing of the Receipts on The Toronto Stock Exchange and the New York Stock Exchange (unless either the New York Stock Exchange or The Toronto Stock Exchange requires Merrill Lynch to apply for the listing of the Receipts, in which case Merrill Lynch will apply for such listing(s)) and Merrill Lynch and the Depositary will each do all such acts and things as may be reasonably required by such exchanges in connection with the listing, including a listing application and/or listing agreement.

11.4. Audited Schedules

      11.4.1. The Depositary will prepare, and Merrill Lynch will file in Ontario electronically through the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators, within 140 days of December 31 in each year, an audited schedule of Underlying Securities and schedule of distributions received by, annual fees paid to and expenses deducted by the Depositary hereunder and remittances to Owners of Receipts, substantially in the form attached as Schedule 11.4 hereto. If the Depositary fails to prepare the Schedules required by this section 11.4.1, Merrill Lynch will prepare or cause to be prepared and will file or cause to be filed the audited schedules required by this section 11.4.1. For greater certainty, if the Depositary fails to prepare the Schedules required by this section 11.4.1, the Depositary will provide to Merrill Lynch all information and make available all records required in order for these Schedules to be prepared.

      11.4.2. In the event that the auditor appointed to report on the schedules referred to in section 11.4.1 hereof resigns or is terminated, Merrill Lynch will prepare or cause to be prepared and file or cause to be filed in Ontario electronically through the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators the "Reporting Package" referred to in section 4.2 of National Policy Statement 31 of the Canadian Securities Administrators (or in analogous provisions of any successor policy under Canadian Securities Laws), in the form and within the time periods prescribed in National Policy Statement 31 of the Canadian Securities Administrators (or in analogous provisions of any successor instrument under Canadian Securities Laws).

                                   ARTICLE 12

                   Covenants, Representations and Warranties

12.1. Orders

      The Depositary and Merrill Lynch covenant with each other to, after reviewing notice of any such fact, inform the other of (i) the issuance of any restraining order or denial of any application for approval of the initiation or threat of any proceedings, litigation or investigation with respect to the Initial Deposit Program or the Receipts or the execution, delivery and performance of this Agreement, by or before any Governmental Entity, (ii) any stop order suspending the validity or effectiveness of the registration statement, prospectus, Canadian Disclosure Document or similar document relating to the Receipts, or any proceedings for such purpose that are pending before or threatened by Canadian securities regulatory authorities or the SEC or (iii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which could cause (A) the Depositary to desire to amend or terminate this Agreement, (B) Merrill Lynch to amend, modify or cease distribution of or activities relating to the Initial Deposit Program or (C) any representation or warranty made by Merrill Lynch or the Depositary contained in this Agreement to be untrue or inaccurate.

                                   ARTICLE 13

                           Amendment and Termination

13.1. Amendment

      The Depositary and Merrill Lynch may amend any provisions of this Agreement without the consent of any Owner or Beneficial Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners or Beneficial Owners will not become effective until 30 days after notice of such amendment is given to the Owners. Every Owner or Beneficial Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event will any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive the Underlying Securities represented thereby, except in order to comply with mandatory provisions of applicable Laws.

13.2. Termination Due to Later Developments

      13.2.1. If, during the Initial Deposit Period, the Depositary or Merrill Lynch tentatively concludes because of facts arising since the date of this Agreement that the viability of the Receipts has been materially impaired, then, in such event, such party will immediately so notify the other and each of the Depositary or Merrill Lynch agrees to negotiate in good faith for a period of up to 10 days in order to determine whether or not to continue with the Initial Deposit Program as contemplated herein. If, after such good faith negotiations, any of the Depositary or Merrill Lynch reasonably concludes that the viability of the Receipts is materially impaired, then such party will provide written notice of such conclusion to the other and this Agreement will be terminated as of the date of receipts of such notice ("Termination Notice"), and no party will have any further obligations hereunder; provided however, the obligations of the parties pursuant to Article 10 hereof will survive such termination, as will the obligations of the parties pursuant to section 13.2.3 below.


      13.2.2. If:

            (i) any regulatory approval or relief required by Merrill Lynch or the Depositary has not been obtained; or

            (ii) the Receipts have not been approved for listing on a national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ, in each case subject only to notice of issuance;


prior to the end of the Initial Deposit Period, then this Agreement will terminate immediately and automatically, and no party will have any further obligations under this Agreement; except that the obligations of the parties under Article 10 and section 13.2.3. below will survive that termination.

      13.2.3. If this Agreement is terminated pursuant to section 13.2.1 or section 13.2.2 and notwithstanding anything to the contrary contained herein, then the Depositary will return any Securities deposited and fees paid hereunder to the Depositors thereof and will not cause the issuance of any Receipts.


13.3. Termination Following Initial Deposit Period

      Unless otherwise terminated pursuant to the terms of this Agreement, this Agreement will terminate on December 31, 2041. This Agreement will terminate by the Depositary mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if any of the following occurs:


          13.3.1. the Depositary is notified that the Receipts are no longer listed on a national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ and are not approved for listing on another national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ, as the case may be, within 5 Business Days of their delisting;

          13.3.2. Owners of at least 75% of the outstanding Receipts (other than Merrill Lynch and its affiliates) notify the Depositary that they elect to terminate this Agreement; or

          13.3.3. 60 days have expired after the Depositary delivered to Merrill Lynch a written notice of its election to resign and a successor Depositary has not been appointed, accepted its appointment hereunder and agreed to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary and The Toronto Stock Exchange Inc. as provided in section 8.4.

13.4. Effect of Termination

      13.4.1. On and after a termination of the Agreement pursuant to section 13.3, the Owner of a Receipt will, upon (i) Surrender of such Receipt at the Office of the Depositary, (ii) payment of the fee of the Depositary for the Surrender of Receipts set forth in section 8.5, and (iii) payment of any applicable taxes or charges, be entitled to Delivery, to him or upon his Order, of the Underlying Securities represented by such Receipt.

      13.4.2. If any Receipts remain outstanding after the termination of the Agreement pursuant to section 13.3, the Depositary thereafter will: (a) discontinue the registration of transfers of Receipts, (b) suspend the distribution of dividends or other distribution to the Owners thereof, (c) not give any further notices or perform any further acts hereunder, except that the Depositary will continue to collect dividends and other distributions pertaining to Underlying Securities and hold the same uninvested and without liability for interest, (d) sell rights as provided herein, and (e) continue to Deliver Underlying Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Depositary (after deducting or upon payment of, in each case, the fee of the Depositary set forth in 8.5 for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions hereof, and any applicable taxes or governmental charges).

      13.4.3. At any time after the expiration of one year following the date of termination hereof, the Depositary may sell the Underlying Securities then held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of Owners of Receipts that have not been Surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations hereunder, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the Surrender of Receipts, any fees of the Depositary due and owing from the Owner of such Receipts pursuant to section 8.5, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions hereof, and any applicable taxes or governmental charges).

      13.4.4. Upon the termination hereof, Merrill Lynch will be discharged from all obligations hereunder, except for its obligations to the Depositary under Article 10.

                                   ARTICLE 14

                                 Miscellaneous

14.1. Parties; Binding Effect

      The Owners, Beneficial Owners and Depositors from time to time are parties hereto, are bound by all of the terms and conditions hereof and of the Receipts and are entitled to all of the rights and benefits hereof, by their acceptance of Receipts or any interest therein or by their depositing Securities, as the case may be. For greater certainty, any Person who transfers Receipts to another Person is deemed to assign its rights hereunder and under the transferred Receipts to the transferee and the transferee, on transfer of the Receipts, hereby is deemed to become a party hereto and is thereby bound by all of the terms and conditions hereof and of the Receipts and is entitled to all of the rights and benefits hereof and of the Receipts.

14.2. No Disclaimer of Liability

      No disclaimer of liability under the United States Securities Act of 1933, as amended, is intended by any provision of this Agreement.

14.3. Notices

      Any notice or other communication required or permitted to be given hereunder must be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

          (a) if to the Depositary:

                  BNY Trust Company of Canada
                  4 King Street West, Suite 1101
                  Toronto, Ontario
                  M5H 1B6

                  Attention: Marcia Redway
                  Telecopier number: (416) 360-1711/1727

          (b) if to an Owner to the address of the Owner as it appears in the transfer books of the Depositary.

          (c) if to Merrill Lynch

                  Merrill Lynch Canada Inc.
                  BCE Place, Suite 400
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2V8

                  Attention: Mitch Cox
                  Telecopier number: (212) 738-1954

                  with a copy to Merrill Lynch's Counsel at:

                  Torys
                  Suite 3000, Maritime Life Tower
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1N2

                  Attention: Karen Malatest
                  Telecopier number: (416) 865-7380

                  -and-

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY 10022-6069

                  Attention: Andrew Janszky
                  Telecopier number: (212) 848-7179

14.4. Time of Essence

      Time is of the essence of this Agreement.

14.5. Counterparts

      This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument. Copies of this Agreement will be filed with the Depositary and will be open to inspection by any Owner during business hours.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                          BNY Trust Company of Canada

                                         /s/ Marcia Redway

                                          by:__________________________________

                                          Name: Marcia Redway


                                          Title:Assistant Vice-President


                                          Owners and Beneficial Owners of
                                          Holding Company Depositary Receipts
                                          for Common Shares of Canadian
                                          Pacific Limited and Depositors of
                                          Securities, by BNY Trust Company of
                                          Canada, as Depositary

                                          /s/ Marcia Redway

                                          by:__________________________________

                                          Name: Marcia Redway


                                          Title:Assistant Vice-President


                                          Merrill Lynch Canada Inc.

                                         /s/ Ronald S. Lloyd

                                          by:__________________________________

                                          Name: Ronald S. Lloyd


                                          Title:Executive Vice President and


                                          Head of Investment Banking

                                  SCHEDULE 3.8

                                Form of Receipt

      THE RECEIPTS EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING SECURITIES (AS DEFINED IN THE DEPOSIT AGREEMENT REFERRED TO HEREIN) HELD BY THE DEPOSITARY AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY MERRILL LYNCH CANADA INC. OR ANY OF ITS AFFILIATES. THE RECEIPTS EVIDENCED HEREBY DO NOT EVIDENCE AN INTEREST IN AND ARE NOT GUARANTEED BY THE DEPOSITARY, BUT THEY DO EVIDENCE OBLIGATIONS OF THE DEPOSITARY TO THE EXTENT SET FORTH IN THE DEPOSIT AGREEMENT. NEITHER THE RECEIPTS NOR THE UNDERLYING SECURITIES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.


      Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to BNY Trust Company of Canada for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein.

                               TABLE OF CONTENTS

  1. The Deposit Agreement..............................................   S-4
  2. Beneficial Ownership of Securities.................................   S-4
  3. Form of Receipts...................................................   S-4
  4. Transfer of Receipts...............................................   S-4
  5. Register...........................................................   S-4
  6. Registration of Transfers..........................................   S-4
  7. Split-up of Certificates...........................................   S-5
  8. Co-Transfer Agents.................................................   S-5
  9. Surrender of Receipts..............................................   S-5
 10. Delivery of Underlying Securities..................................   S-5
 11. Requirements for Delivery of Underlying Securities.................   S-5
      Limitations on Delivery, Registration of Transfer and Surrender of
 12. Receipts...........................................................   S-5
 13. Suspension of Deposit and Surrender of Receipts....................   S-6
 14. Filing Proofs, Certificates and Other Information..................   S-6
 15. Liability of Owner for Taxes and Other Charges.....................   S-6
 16. Warranties on Deposit of Securities................................   S-6
 17. Authorization of Depositary........................................   S-6
 18. Reports............................................................   S-7
 19. Voting Instructions for Underlying Securities......................   S-7
 20. Cash Distributions.................................................   S-7
 21. Rights Offerings...................................................   S-8
 22. Other Distributions................................................   S-8
 23. Reconstitution Events..............................................   S-8
 24. Reclassification Events............................................   S-9
 25. Fixing of Record Date..............................................   S-9
 26. Withholding........................................................  S-10
 27. Conversion to United States Dollars................................  S-10
 28. Timing of Distributions............................................  S-11
 29. Limitation on Distributions........................................  S-11
 30. Maintenance of Office and Transfer Books by the Depositary.........  S-11
 31. Prevention or Delay in Performance by the Depositary...............  S-11
 32. Obligations of the Depositary......................................  S-12
      Resignation or Removal of the Depositary; Appointment of Successor
 33. Depositary.........................................................  S-12
 34. Charges of Depositary..............................................  S-13
 35. Prevention or Delay in Performance by Merrill Lynch................  S-14
 36. Amendment..........................................................  S-14
 37. Termination........................................................  S-15
 38. Effect of Termination..............................................  S-15
 39. Parties; Binding Effect............................................  S-16

                          BNY TRUST COMPANY OF CANADA

                      HOLDING COMPANY DEPOSITARY RECEIPTS
                 FOR COMMON SHARES OF CANADIAN PACIFIC LIMITED

      No.  One                                 CUSIP NO. 12616K 106

      BNY Trust Company of Canada, as Depositary (hereinafter called the "Depositary"), hereby certifies that CDS & Co., as nominee of The Canadian Depositary for Securities Limited, or registered assigns, IS THE OWNER OF * Holding Company Depositary Receipts for common shares of Canadian Pacific Limited ("Receipts") each representing the securities described in the Deposit Agreement referred to in this certificate. At the date hereof, each Receipt represents the right to receive one common share of Canadian Pacific Limited, which is deposited under the Deposit Agreement at the Office of the Depositary set forth below. The specification of the securities represented by each Receipt is subject to change as provided in the Deposit Agreement. The Office of the Depositary is located at 4 King Street West, Suite 1101, Toronto, Ontario M5H 1B6.


BNY TRUST COMPANY OF CANADA,            Trust Created by the Deposit Agreement
as registrar and transfer agent         for the Issuance of the Receipts, by
                                        BNY Trust Company of Canada, as
                                        Depositary


By: _________________________________   By: ________________________________


* That number of Receipts held at The Canadian Depository for Securities Limited as shown on Schedule A.

1. The Deposit Agreement

      This Receipt is issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 4, 2001, as it may be amended and supplemented from time to time in accordance with its terms, (the "Deposit Agreement"), agreed to by and among the Depositary, all Owners and Beneficial Owners from time to time of the Receipts and Depositors from time to time of Securities, and Merrill Lynch Canada Inc. By becoming an Owner or Beneficial Owner, or by depositing Securities, such Person agrees to become a party to the Deposit Agreement and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Depositors, Owners and Beneficial Owners and the rights and duties of the Depositary in respect of the Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Securities and held thereunder (such Securities, other securities, property, and cash are herein called "Underlying Securities"). Copies of the Deposit Agreement are on file at the Office of the Depositary in Toronto.


      The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2. Beneficial Ownership of Securities

      Beneficial ownership of Securities deposited with the Depositary under the Deposit Agreement will, unless a Receipt representing such Securities is transferred in accordance with the Deposit Agreement, at all times remain with the Beneficial Owner thereof unaffected by the deposit with the Depositary.

3. Form of Receipts

      Certificates evidencing Receipts bearing the manual or facsimile signature of a signatory of the Depositary who was at the time such certificates were executed a duly authorized signatory of the Depositary will bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such certificates. From time to time, the Depositary may call for Owners to deliver outstanding certificates evidencing Receipts in exchange for new certificates specifically describing any applicable change in the classes and quantities of securities that must be deposited for issuance of Receipts.

4. Transfer of Receipts

      A certificate evidencing Receipts and the Receipts evidenced thereby, when properly endorsed or accompanied by proper instruments of transfer, will be transferable by Delivery with the same effect as in the case of a negotiable instrument under the laws of Ontario; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner of Receipts as the absolute owner thereof for the purpose of determining the Person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

5. Register

      The Depositary will keep or cause to be kept a register of Owners of Receipts and will provide for the registration of Receipts and the registration of transfers and exchanges of Receipts.

6. Registration of Transfers

      The Depositary, subject to the terms and conditions of the Deposit Agreement, will register transfers of Ownership of Receipts on its transfer books from time to time, upon any Surrender of a certificate evidencing such Receipts, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable Laws. Thereupon the Depositary will execute a new certificate or certificates evidencing such Receipts, and deliver the same to or upon the Order of the Person entitled thereto.

7. Split-up of Certificates

      Upon surrender to the Depositary at the Office of the Depositary of a certificate evidencing Receipts for the purposes of effecting a split-up or combination of such certificate or certificates, the Depositary will execute and deliver one or more new certificate or certificates evidencing such Receipts.

8. Co-Transfer Agents

      The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable Laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

9. Surrender of Receipts

      An Owner of Receipts will be entitled to Delivery of the amounts of Underlying Securities at the time represented by those Receipts upon (a) Surrender of those Receipts, (b) payment of the fees of the Depositary as provided in section 8.5 of the Deposit Agreement and (c) payment of all taxes and charges payable in connection with such Surrender and withdrawal of the Underlying Securities.

10. Delivery of Underlying Securities

      Delivery of Underlying Securities upon Surrender of Receipts by an Owner may be made by: (a) Delivery of Securities to such Owner or in accordance with an Order by such Owner; and (b) any available form of delivery of any other Underlying Securities to which such Owner is then entitled to such Owner or in accordance with an Order by such Owner. The Depositary will, subject to section 5.3, 6.1, 6.2 and 7.12 of the Deposit Agreement, Deliver the Underlying Securities as promptly as practicable.

11. Requirements for Delivery of Underlying Securities

      A certificate representing Receipts Surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner will execute and deliver to the Depositary an Order directing the Depositary to cause the Underlying Securities being withdrawn to be Delivered to or upon the Order of a Person or Persons designated in such Order. Thereupon the Depositary shall Deliver at the Office of the Depositary, subject to sections 5.1, 6.1,
6.2 and 7.12 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the Order of a Person or Persons designated in such Order delivered to the Depositary as above provided, the amount of Underlying Securities evidenced by such Receipts.

12. Limitations on Delivery, Registration of Transfer and Surrender of Receipts

      As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Receipt, the Depositary may require:
(a) payment from or on behalf of the Depositor of the Securities or presentor of the Receipts of a sum sufficient to reimburse the Depositary for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn); (b) payment of any applicable fees as provided in the Deposit

Agreement; (c) production of proof satisfactory to the Depositary as to the identity and genuineness of any signature; and (d) compliance with any requirements the Depositary may establish consistent with the provisions of the Deposit Agreement.

13. Suspension of Deposit and Surrender of Receipts

      The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts may be suspended, generally or in particular instances, (a) during any period when the transfer books of the Depositary are closed or the transfer books of a Securities Issuer are closed or (b) if any such action is deemed necessary or advisable by the Depositary at any time or from time to time, provided that the Surrender of Receipts may not be suspended except for (i) temporary delays caused by closing the transfer books of DTC or CDS or a Securities Issuer, (ii) the payment of fees, taxes and applicable charges, and (iii) compliance with any applicable Laws relating to the Receipts or to the withdrawal of the Underlying Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Securities required to be qualified under Securities Laws unless the public offer and sale of those Securities by the holder is permitted under Securities Laws.

14. Filing Proofs, Certificates and Other Information

      Any Depositor of Securities or any Owner of Receipts may be required from time to time to (a) file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer, (b) execute such certificates and (c) make such representations and warranties, as the Depositary may require. The Depositary may withhold the Delivery or registration of transfer of any Receipts or the Delivery of any Underlying Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

15. Liability of Owner for Taxes and Other Charges

      If any tax or other charge will become payable by the Depositary with respect to any Receipts or Underlying Securities, such tax or other charge will be payable by the Owner of such Receipts to the Depositary. The Depositary will refuse to effect any transfer of such Receipts or any withdrawal of Underlying Securities represented by such Receipts until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Underlying Securities constituting any multiples of the securities which must be deposited for issuance of Receipts, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other charge and the Owner of such Receipts will remain liable for any deficiency.

16. Warranties on Deposit of Securities

      Every Depositor of Securities will be deemed to represent and warrant that: (a) such Securities and each certificate therefor are validly issued and are fully paid and non assessable; (b) the Depositor is duly authorized to deposit the Securities; (c) at the time of Delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Deposit Agreement); and (d) such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties will survive the deposit of Securities, issuance of Receipts or termination of the Deposit Agreement.


17. Authorization of Depositary

      Every Depositor and every Person that becomes an Owner or Beneficial Owner will be deemed thereby to authorize the Depositary to execute and deliver the Deposit Agreement on that Person's behalf and will be deemed to be bound by the Deposit Agreement as if the Person was an original signatory to the Deposit Agreement.

18. Reports

      The Depositary will, to the extent lawful, forward to each Owner, including with respect to fractional interests in the Underlying Securities represented by such Owner's Receipts, any reports and communications, any financial statements, information circular, proxy statement or other soliciting material, received by the Depositary from a Securities Issuer which are received by the Depositary as the holder of the Underlying Securities or its appointed agent, unless such reports and communications have been forwarded to such Owner by or on behalf of such Securities Issuer or its appointed agent.

19. Voting Instructions for Underlying Securities

      (a) Upon receipt by the Depositary or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Underlying Securities, the Depositary will, to the extent lawful, mail or cause to be mailed to the Owners (i) such information as is contained in such notice of meeting or solicitation and (ii) materials to enable the Owners as of the close of business on a specified record date, subject to applicable Laws and the provisions of the corporate documents of the Securities Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Underlying Securities represented by their respective Receipts.

      (b) Upon the Order of an Owner of a Receipt, received on or before a record date established by the Depositary for such purpose, the Depositary will endeavour, insofar as feasible, to (i) vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Underlying Securities represented by such Receipt in accordance with the instructions set forth in such request or (ii) upon the request of an Owner, provide that Owner (or a person designated by that Owner) with documentation necessary to attend that meeting of the holders of Underlying Securities and vote any number of those Underlying Securities requested by that Owner that does not exceed the number of those Underlying Securities represented by that Owner's Receipts and as to which that Owner has not given voting instructions to the Depositary. The Depositary will aggregate the votes of all fractional interests in Underlying Securities represented by the Receipts and will endeavor to vote the largest possible number of whole shares of Underlying Securities. The Depositary will not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Underlying Securities other than in accordance with such instructions. Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary will not be required to vote any fractional remainder on the aggregate Underlying Securities voted pursuant to section 7.2.2 of the Deposit Agreement.

20. Cash Distributions

      Subject to sections 7.3.2 and 7.10 of the Deposit Agreement, whenever the Depositary receives any cash dividend or other cash distribution on any Underlying Securities, the Depositary will distribute the amount thus received (net of the fees of the Depositary as provided in section 8.5 of the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the respective Securities Issuer or the Depositary is required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owners will be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts will be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

21. Rights Offerings

      (a) If a Securities Issuer offers or causes to be offered to the holders of any Underlying Securities any rights to subscribe for Additional Securities or other securities, the Depositary will make such rights available to all Owners, unless by the terms of such rights offering or for any other reason it is not lawful and is not practicable for the Depositary to make such right available in which case the Depositary will, if lawful and feasible, use reasonable efforts to dispose of such rights on behalf of Owners and distribute the net proceeds (after deduction of any expenses of the Depositary and any fees as provided in section 8.5 of the Deposit Agreement) to Owners. If by the terms of such rights offering or for any other reason it is not lawful and feasible for the Depositary to make the rights available or to dispose of the rights and make the net proceeds available to Owners, the Depositary will allow the rights to lapse.

      (b) For greater certainty, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from qualification under Securities Laws with respect to a distribution to all Owners or are qualified under the provisions of such Laws.

      (c) The Depositary will not be responsible for any error in determining, in good faith, whether it is lawful or practicable to make such rights available to Owners in general or any Owner in particular.

22. Other Distributions

      (a) If any distribution received by the Depositary in respect of Underlying Securities consists of a dividend in, or free distribution of, Additional Securities, the Depositary will, to the extent lawful and practicable, retain such Additional Securities under the Deposit Agreement, and the amount of such Additional Securities so retained in respect of each Receipt will be added to the classes and quantities of securities that must be deposited for issuance of Receipts. If such Additional Securities are retained pursuant to section 7.5.1 of the Deposit Agreement the classes and number of securities that must be deposited in order to receive one Receipt will be changed as provided therein.

      (b) Subject to the provisions of section 8.5 of the Deposit Agreement, if the Depositary receives any distribution in respect of Underlying Securities other than a distribution (i) distributed by the Depositary pursuant to section
7.3 of the Deposit Agreement, (ii) retained by the Depositary pursuant to section 7.5.1 or 7.7.1 of the Deposit Agreement or (iii) of rights pursuant to section 7.4 of the Deposit Agreement, then the Depositary will, subject to section 7.12 of the Deposit Agreement, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that if such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities be qualified under Securities Laws in order to be distributed to Owners) the distribution is not lawful and feasible, the Depositary will adopt another equitable and practicable method for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (after deduction of any expenses of the Depositary and any fees as provided in section 8.5 of the Deposit Agreement) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution pursuant to section 7.3 of the Deposit Agreement.

23. Reconstitution Events

      (a) If (i) any class of Securities ceases to be outstanding as a result of, or is surrendered by the Depositary in connection with, a merger, consolidation, corporate combination or other event of the Securities Issuer,
(ii) as a result, the Depositary receives securities which are not Securities of a Successor Company or Additional Securities, then the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12 of the Deposit Agreement, distribute any securities so received by the Depositary to the Owners in proportion to their ownership of Receipts. Effective on the date that class of Securities ceases to be outstanding or is surrendered by the Depositary, that class of Securities will cease to be part of the securities that must be deposited for issuance of Receipts.

      (b) If any class of Securities is delisted from trading on its primary exchange or market in the United States or Canada and is not listed for trading on another national securities exchange in Canada or the United States or through NASDAQ, as the case may be, within five Business Days from the date of such delisting, the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12 of the Deposit Agreement, distribute the Underlying Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities will cease to be a part of the securities that must be deposited for issuance of Receipts.

      (c) In the event that any Securities Issuer no longer has a class of Securities registered under section 12 of the United States Securities and Exchange Act of 1934, as amended, or ceases to be a reporting issuer under the Securities Act (Ontario), the Depositary will, if it has actual knowledge of such event, to the extent lawful and practicable and subject to section 7.12 of the Deposit Agreement, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities will cease to be part of the securities that must be deposited for issuance of Receipts.

      (d) If the SEC determines that a Securities Issuer is an investment company under the United States Investment Company Act of 1940, and the Depositary has actual knowledge of such SEC determination, then the Depositary will, to the extent lawful and practicable and subject to section 7.12 of the Deposit Agreement, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, the Securities of such Securities Issuer will cease to be part of the securities which must be deposited for issuance of Receipts.

      (e) If section 7.6 of the Deposit Agreement would otherwise require the Depositary to distribute the last remaining Underlying Securities, the Depositary may require the Surrender of Receipts and compliance with Article 4 of the Deposit Agreement, including payment of the fees of the Depositary pursuant to section 8.5 of the Deposit Agreement, as a condition of effecting that distribution.

24. Reclassification Events

      If a Reclassification Event occurs and the Depositary receives Securities in respect of any Underlying Securities in connection with such Reclassification Event, the Depositary will, to the extent lawful and practicable, retain such Securities under the Deposit Agreement, and, in such case, the amount of Securities so retained in respect of each Receipt will be added to the classes and quantities of securities that must be deposited with the Depositary for issuance of Receipts. If such Securities are retained pursuant to section 7.7.1 of the Deposit Agreement the classes and number of securities that must be deposited in order to receive one Receipt will be changed as provided therein. If the Depositary receives securities that are not Securities in connection with a Reclassification Event then the Depositary will, to the extent lawful and practicable and subjection to section 7.12 of the Deposit Agreement, distribute any securities so received by the Depositary to the Owners in proportion to their Ownership of Receipts. Any class of Securities that ceases to be outstanding as a result of, or that is surrendered by the Depositary in connection with, any Reclassification Event will, effective on the date such class of securities ceases to be outstanding or is surrendered by the Depositary, no longer be part of the securities that must be deposited for the issuance of Receipts.

25. Fixing of Record Date

      Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever the Depositary receives notice of any meeting of, or solicitation of proxies from, holders of any Underlying Securities, or whenever a fee will be charged by the Depositary under section 8.5 of the Deposit Agreement, or whenever for any reason there is an event that causes a change in the composition of the securities that must be deposited for issuance of Receipts, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date (a) for the determination of the Owners who will be (i) entitled to receive such dividend or distribution or the net proceeds of the sale thereof, (ii) entitled to give instructions to the Depositary for the exercise of voting rights at any such meeting or solicitation or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of securities. The Depositary will use its reasonable efforts to ensure that, to the extent practicable, the record date set for the purposes of clauses (a)(i) and (a)(ii) will be the same as the record date set by the Securities Issuer. Subject to the terms and conditions of the Deposit Agreement, the Owners on a record date established by the Depositary will, as applicable: (a) be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or the net proceeds of sale thereof; (b) be entitled to give voting instructions or act in respect of any other such matter; or (c) be obligated to pay such fee.

26. Withholding

      In the event that the Depositary determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge that the Depositary is obligated to withhold, notwithstanding anything to the contrary in the Deposit Agreement, the Depositary may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Depositary considers necessary and practicable to pay any such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

27. Conversion to United States Dollars

      The parties to the Deposit Agreement have acknowledged that payment of dividends by Securities Issuers is expected to be made in Canadian Dollars. The Depositary shall distribute cash under the Deposit Agreement to each Owner in Payment Currency. To the extent the Depositary receives Foreign Currency, the Depositary shall act in accordance with the following provisions:


          (a) Whenever the Depositary receives Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgement of the Depositary be converted on a reasonable basis into Payment Currency and the resulting Payment Currency transferred to Canada and distributed to the relevant Owners, the Depositary will convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Payment Currency and such Payment Currency will be distributed to the Owners entitled thereto. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and will be net of any expenses of conversion incurred by the Depositary.

          (b) If such conversion or distribution can be effected only with the approval or license of any Governmental Entity, the Depositary will file such application for approval or license, if any, as it may deem desirable.

          (c) If at any time the Depositary shall determine that in its judgment any currency received by the Depositary that otherwise would be converted to Payment Currency under section 7.10 of the Deposit Agreement, is not convertible on a reasonable basis into Payment Currency transferable to Canada and distributable to the relevant Owners, or if any approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary will either distribute the currency received by the Depositary to, or hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same. If any conversion of currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary will make such conversion and distribution in Payment Currency to the extent permissible to the Owners entitled thereto pro rata to their ownership of Receipts and will either distribute the balance of the currency received by the Depositary to, or hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto pro rata to their ownership of Receipts. Any currency held by the Depositary for the accounts of Owners entitled thereto in accordance with section 7.10.3 of the Deposit Agreement shall be converted by the Depositary to Payment Currency and distributed as soon as reasonably practicable.

28. Timing of Distributions

     Distributions under the Deposit Agreement will be made by the Depositary as soon as is practicable.

29. Limitation on Distributions

     Notwithstanding any provision of the Deposit Agreement which requires or permits the Depositary to distribute or Deliver any securities to Owners, the Depositary will not distribute to any Owner any fraction of a share. Instead, the Depositary will, to the extent lawful, use reasonable efforts to sell the aggregate of such fractions and distribute the proceeds, net of the expenses of the Depositary and the fees of the Depositary as provided for in the Deposit Agreement, to the Owners entitled thereto as in the case of a distribution received in cash. The Depositary will not charge Owners or Beneficial Owners of Receipts brokerage fees for sales pursuant to section
7.12 of the Deposit Agreement in connection with a surrender of receipts under section 4.1 of the Deposit Agreement.

30. Maintenance of Office and Transfer Books by the Depositary

     Until termination of the Deposit Agreement:

         (a) the Depositary will maintain in the City of Toronto, Ontario, facilities for the execution and Delivery, registration, registration of transfers and Surrender of Receipts in accordance with the provisions of the Deposit Agreement;

         (b) the Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times will be open for inspection by the Owners;

         (c) subject to section 5.2 of the Deposit Agreement, the Depositary may close the transfer books at any time or from time to time; and

         (d) if any Receipts are listed on one or more stock exchanges, the Depositary will act as registrar or appoint a registrar or one or more co-registrars for registry of such receipts in accordance with any requirements of such exchange or exchanges.

31. Prevention or Delay in Performance by the Depositary

     Neither the Depositary nor any of its directors, employees, agents or affiliates will incur any liability to any Owner, Beneficial Owner or Depositor if by reason of any provision of any present or future applicable Laws, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary will be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided will be done or performed. The Depositary will not incur any liability to any Owner, Beneficial Owner or Depositor by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement. Where, by the terms of an offering or distribution to which sections 7.4, 7.5 or 7.6 of the Deposit Agreement apply, or for any other reason, it is not lawful and practicable to make such distribution or offering available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse.

32. Obligations of the Depositary

      (a) The Depositary does not assume any obligation nor will it be subject to any liability under the Deposit Agreement to any Owner, Beneficial Owner or Depositor (including, without limitation, liability with respect to the validity or worth of the Underlying Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith, and no implied duties will be read into the Deposit Agreement against the Depositary.

      (b) The Depositary is not under any obligation to prosecute any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts.

      (c) The Depositary is not liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Owner or any other Person believed by it in good faith to be competent to give such advice or information.

      (d) The Depositary is not responsible for any failure to carry out any instructions to vote any of the Underlying Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith.

      (e) Except as specifically provided in section 7.1 of the Deposit Agreement, the Depositary has no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer.

      (f) The Depositary has no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in the Deposit Agreement.

      (g) The Depositary is not liable for any acts or omissions made by a successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

      (h) The duties and responsibilities and liabilities of the Depositary are limited by, and are only those specifically set forth in, the Deposit Agreement.

33. Resignation or Removal of the Depositary; Appointment of Successor
Depositary

      (a) The Depositary may at any time resign as Depositary by written notice of its election so to do, delivered to Merrill Lynch, and such resignation will take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. Notwithstanding any other provision of the Deposit Agreement, any resignation of the Depositary shall not be effective until a duly appointed successor Depositary has agreed in an instrument in writing acceptable to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, acting reasonably, to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary in its capacity or related to its obligations as Depositary and The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively.

      (b) If at any time the Depositary is in material breach of its obligations under the Deposit Agreement and the Depositary fails to cure such breach within 30 days after receipt by the Depositary of written notice from Owners of 25% or more of the outstanding Receipts or from Merrill Lynch specifying such default and requiring the Depositary to cure such default, Merrill Lynch, acting on behalf of the Owners, may remove the Depositary by written notice delivered to the Depositary in the manner provided in section
14.3 of the Deposit Agreement, and such removal will take effect upon the appointment of the successor Depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding any other provision of the Deposit Agreement, any removal of the Depositary shall not be effective until a duly appointed successor Depositary has agreed in an instrument in writing acceptable to The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively, acting reasonably, to be bound by the provisions applicable to the Depositary under any agreement(s) then existing between the Depositary in its capacity or related to its obligations as Depositary and The Toronto Stock Exchange Inc. and the New York Stock Exchange, Inc., respectively.

      (c) If the Depositary acting under the Deposit Agreement resigns or is removed, Merrill Lynch will use its reasonable efforts to appoint a successor Depositary, which will be a bank or trust company having an office in Canada and (i) will have the capital surplus set forth in Section 26(a)(1) of the United States Investment Company Act of 1940; (ii) will be affiliated with a U.S. bank that is a state-chartered bank that is a member of the Federal Reserve System; (iii) will be regulated as a trust company under the Canadian Trust and Loan Companies Act; and (iv) will be regulated by the Canadian Office of the Superintendent of Financial Institutions. Every successor Depositary will execute and deliver to its predecessor and to Merrill Lynch an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor Depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of Merrill Lynch, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Underlying Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Such successor Depositary will promptly mail notice of its appointment to the Owners.

      (d) Any corporation into or with which the Depositary may be merged, consolidated or converted will be the successor of such Depositary without the execution or filing of any document or any further act.

34. Charges of Depositary

      The following charges will be incurred by any Person depositing Securities or by any Person Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable:

          (a) taxes and charges and other fees payable in respect of the Receipts or any Underlying Securities;

          (b) fees payable in respect of the Receipts or any Underlying Securities assessed by third-party Depositaries, depositories, depositary banks or transfer agents;

          (c) a fee of U.S.$0.10 or less per Receipt (provided that if the number of Receipts to be issued is not an integral multiple of 100, the aggregate fee will be calculated by rounding up the number of Receipts Delivered to the nearest 100) for the execution and Delivery of Receipts other than pursuant to the Initial Deposit Program; provided, however, that if such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the Business Day on which the Securities are deposited;

          (d) a fee of U.S.$0.10 or less per Receipt for the Surrender of Receipts (provided that if the number of Receipts to be Surrendered is not an integral multiple of 100, the aggregate fee will be calculated by rounding up the number of Receipts Surrendered to the nearest 100); provided, however, that if such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the Business Day on which the Receipts are Surrendered;

          (e) an annual fee that will accrue on the day the Receipts are first issued and thereafter on the first day of each calendar year at a rate of $0.015 or less per Receipt per year for the Depositary's services under the Deposit Agreement (which fee will be assessed against Owners of record as of the date or dates set by the Depositary in accordance with section 7.8 of the Deposit Agreement and will be collected at the Depositary's discretion only by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that if (i) such fee is paid in Canadian dollars, the Depositary will charge an amount in Canadian dollars equal to the product of the relevant U.S. dollar fee and the last published Noon Rate on the date on which the Depositary calculates the fee and (ii) the total cash dividends and other cash distributions the record date for which falls in any calendar year are not sufficient to pay the annual fee for such year with respect to each Receipt, the Depositary will waive the unpaid portion of the fee payable with respect to such Receipt; and

          (f) to the extent applicable, such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to section
    7.10 of the Deposit Agreement.

35. Prevention or Delay in Performance by Merrill Lynch

      Neither Merrill Lynch nor any of its directors, employees, agents or affiliates will incur any liability to any Owner, Beneficial Owner or Depositor if by reason of any provision of any present or future applicable Laws, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, Merrill Lynch is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided will be done or performed. Merrill Lynch will not incur any liability to any Owner, Beneficial Owner or Depositor by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

36. Amendment

      The Depositary and Merrill Lynch may amend any provisions of the Deposit Agreement without the consent of any Owner or Beneficial Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners or Beneficial Owners will not become effective until 30 days after notice of such amendment is given to the Owners. Every Owner or Beneficial Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event will any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive the Underlying Securities represented thereby, except in order to comply with mandatory provisions of applicable Laws.

37. Termination

      Unless otherwise terminated pursuant to the terms of the Deposit Agreement, the Deposit Agreement will terminate on December 31, 2041. The Deposit Agreement will terminate by the Depositary mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if any of the following occurs:

          (a) the Depositary is notified that the Receipts are no longer listed on a national securities exchange in Canada and the United States (or through NASDAQ) and are not approved for listing on another national securities exchange in Canada or the United States or through NASDAQ, as the case may be, within 5 Business Days of their delisting;

          (b) Owners of at least 75% of the outstanding Receipts (other than Merrill Lynch and its affiliates) notify the Depositary that they elect to terminate the Deposit Agreement; or

          (c) 60 days have expired after the Depositary delivered to Merrill Lynch and the Owners a written notice of its election to resign and a successor Depositary has not been appointed and accepted its appointment as provided in section 8.4 of the Deposit Agreement.

38. Effect of Termination

      (a) On and after a termination of the Deposit Agreement pursuant to section 13.3 of the Deposit Agreement, the Owner of a Receipt will, upon (i) Surrender of such Receipt at the Office of the Depositary, (ii) payment of the fee of the Depositary for the Surrender of Receipts set forth in section 8.5 of the Deposit Agreement, and (iii) payment of any applicable taxes or charges, be entitled to Delivery, to him or upon his Order, of the Underlying Securities represented by such Receipt.

      (b) If any Receipts will remain outstanding after the termination of the Deposit Agreement pursuant to section 13.3 of the Deposit Agreement, the Depositary thereafter will: (a) discontinue the registration of transfers of Receipts, (b) suspend the distribution of dividends or other distribution to the Owners thereof, (c) not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Underlying Securities and hold the same uninvested and without liability for interest, (d) sell rights as provided in the Deposit Agreement, and (e) continue to Deliver Underlying Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Depositary (after deducting or upon payment of, in each case, the fee of the Depositary set forth in 8.5 of the Deposit Agreement for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

      (c) At any time after the expiration of one year following the date of termination of the Deposit Agreement, the Depositary may sell the Underlying Securities then held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of Owners which have not been Surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the Surrender of Receipts, any fees of the Depositary due and owing from the Owner of such Receipts pursuant to section 8.5 of the Deposit Agreement, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

      (d) Upon the termination of the Deposit Agreement, Merrill Lynch will be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Article 10 of the Deposit Agreement.

39. Parties; Binding Effect

      The Owners, Beneficial Owners and Depositors from time to time are parties to the Deposit Agreement, are bound by all of the terms and conditions hereof and of the Receipts and are entitled to all of the rights and benefits of the Deposit Agreement, by their acceptance of Receipts or any interest therein or by their depositing Securities, as the case may be. For greater certainty, any Person who transfers Receipts to another Person is deemed to assign its rights under the Deposit Agreement and under the transferred Receipts to the transferee and the transferee, on transfer of the Receipts, is deemed to become a party to the Deposit Agreement and is thereby bound by all of the terms and conditions of the Deposit Agreement and of the Receipts and is entitled to all of the rights and benefits of the Deposit Agreement and the Receipts.

                                   SCHEDULE A

Re: Security Description: Other

  CUSIP Number: 12616K106


  Global Note No.: 1                    Dated: September  . , 2001

  Registered Holder: CDS & CO.

      This SCHEDULE A is an attachment to and forms a part of the Global Note described above. It is the official record of all increases and decreases in the number of issued and outstanding securities represented by the Global Note as a result of new issuances of the security by the Depositary or the cancellation of existing securities surrendered by the holders.

                 Transaction                      Global Note    Depositary
    Date           Details       Debit   Credit     Balance     Confirmation
    ----         -----------     -----   ------   -----------   ------------
Sept.  . /01   Opening Balance                         .







                                 SCHEDULE 11.4
                               Audited Schedules

                                AUDITORS' REPORT

To the Holders of CP HOLDRS

      We have audited the schedule of shares underlying CP HOLDRS as at December 31, 2001, the schedule of distributions received by, annual fees paid to and expenses deducted by the depositary and remittances to holders of HOLding Company Depositary Receipts for shares of Canadian Pacific Limited ("CP HOLDRS") for the year then ended. These schedules are the responsibility of management of the depositary. Our responsibility is to express an opinion on these schedules based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the schedules.

      In our opinion, these schedules present fairly, in all material respects, the shares underlying CP HOLDRS as at December 31, 2001, the schedule of distributions received by, annual fees paid to and expenses deducted by the depositary and remittances to holders of CP HOLDRS for the year then ended in accordance with the policies disclosed in note 2 to the schedules.

                                          Chartered Accountants

Toronto, Canada
 .

                                   CP HOLDRS

                    Schedule of Shares Underlying CP HOLDRS
                               Per 100 CP HOLDRS
                               December 31, 2001

                                                                       Market
                                                           Number       Value
                                                        ------------ -----------
                                                        [200. 200.]* [200. 200.]
                                                        ----- ------ ----- -----
CP HOLDRS outstanding (note 1) ........................   .     .    $ .   $ .
                                                         ===   ===   ====  ====

      Evidencing ownership of Holders of CP HOLDRS in:

Underlying Shares (note 4)

                                                  Number of Shares
Company                                           Per 100 CP HOLDRS Market Value
-------                                           ----------------- ------------
                                                                    [200 . 200.]
                                                                    ------ -----
 . ..............................................         .            .     .
 . ..............................................         .            .     .
 . ..............................................         .            .     .
 . ..............................................         .            .     .
 . ..............................................         .            .     .
                                                                     ----  ----
                                                                     $ .   $ .
                                                                     ====  ====

      See accompanying notes.
--------
*  In first year, comparative information would not be provided.

                                   CP HOLDRS

           Schedule of Distributions received by, Annual Fees paid to and Expenses deducted by the Depositary and Remittances to
                              Holders of CP HOLDRS
                          Year ended December 31, 2001

                                                                      Per 100
                                                                     CP HOLDRS
                                                                    ------------
                                                                    [200. 200.]*
                                                                    ----- ------
Distributions Received by the Depositary........................... $ .    $ .
                                                                    ====   ====
Annual fee (note 3)................................................ $ .    $ .
                                                                    ====   ====
Expenses deducted by the depositary................................ $ .    $ .
                                                                    ====   ====
Remittances to CP HOLDRS........................................... $ .    $ .
                                                                    ====   ====

      See accompanying notes.
--------
*  In first year, comparative information would not be provided.

                                   CP HOLDRS

                               Notes to Schedules

December 31, 2001

1. CP HOLDRS

      CP HOLDRS are receipts executed and delivered by BNY Trust Company of Canada (the "depositary"). Each receipt represents beneficial ownership of underlying shares. The shares are held on behalf of the holders of CP HOLDRS by the depositary.

      A holder of CP HOLDRS has the right to withdraw the underlying shares represented thereby by (i) surrendering the CP HOLDRS to the depositary, (ii) paying the cancellation fee and (iii) paying all taxes and charges in connection with the surrender and withdrawal.

      Any amount received by the depositary as a dividend or other distribution on an underlying share will be regarded as having been received by the holder of the related CP HOLDR for income tax purposes at the time such amount is received by the depositary.

2. Significant policies followed in the preparation of the schedules

Schedule of shares underlying CP HOLDRS

      CP HOLDRS are presented at their market value at year-end, based on the last trade in the calendar year as quoted on The Toronto Stock Exchange.

      The underlying shares are presented at their market value at year-end, based on the last trade in the calendar year as quoted on The Toronto Stock Exchange, or, if not listed on The Toronto Stock Exchange, based on the last trade in the calendar year as quoted on the principal market on which the shares are traded.

Schedule of Distributions received by Annual Fees Paid to and Expenses Deducted by the Depositary and Remittances to Holders of CP HOLDRS

      Dividend distributions are recorded on a cash basis, consistent with the basis on which they are recorded for tax purposes.

      The accounting policies followed in the preparation of these schedules are in accordance with generally accepted accounting principles except that dividend distributions are recorded on a cash basis as opposed to being recorded on the ex-dividend date.

3. Changes in the portfolio of underlying shares

      The changes in the composition of the portfolio of underlying shares evidenced by a round-lot of 100 CP HOLDRS which occurred during the year are as follows:

       .